SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

LZG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53994	90-1907109
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)

54 WEST 40th STREET, SUITE 1123,
NEW YORK, new york	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 310-3978

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K filed by LZG International, Inc. with the Securities and Exchange Commission (the “SEC”) contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into A Material Definitive Agreement

On February 23, 2022, LZG International, Inc. (“LZG” or “the Company”) entered into an Asset Purchase Agreement with Intellagents, LLC (“Intellagents”) (See Exhibit 10.1). Subsequently, the parties restated the agreement in order to better reflect the terms of their transaction (the “Updated Asset Purchase Agreement”) (See Exhibit 10.2). The purpose of this 8-K is to reflect the terms of the Updated Asset Purchase Agreement. The transaction closed on February 25, 2022 (“Closing Date”).

LZG agreed to purchase Intellagents LLC’s Smart Insurance Ecosystem Platform (the “Software Platform”) and certain other assets as outlined in the Updated Asset Purchase Agreement for three million dollars ($3,000,000), subject to adjustments and the assumption of unpaid trade accounts payable to third parties in connection with the Software Platform. At the Closing Date LZG paid two hundred thousand dollars ($200,000) in cash and agreed to issue 2,800,000 shares of common stock to Intellagents. The shares will be valued at two million eight hundred thousand dollars ($2,800,000), $1.00 per share.

The issuance of the Company’s common stock pursuant to the Updated Asset Purchase Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The common shares to be issued for the assets will not be registered under the Securities Act and will be restricted and may not be offered or sold absent registration or an applicable exemption from registration.

Except for the February 23, 2022, Asset Purchase Agreement, the Updated Asset Purchase Agreement and the transactions contemplated thereby, neither Intellagents, nor any of its officers or directors serving before the Updated Asset Purchase Agreement had any material relationship with LZG or LZG’s affiliates prior to this transaction.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Updated Asset Purchase Agreement, LZG acquired the Software Platform which enables rapid and secure connections between insurance brokers, digital insurance exchanges, data providers, insurtechs, core insurance platform providers, artificial intelligence insight/foresight providers and insurance company systems and processes. The Software Platform accelerates novel innovation and revenue growth. It allows insurers and brokers to rapidly improve client engagement and improves efficiencies in existing distribution channels. It also allows insurers and brokers to enter new distribution channels, leverage alternative data and AI for better risk selection and pricing, while improving product speed to market and expediting “book of business acquisitions”. The Software Platform low code/no code platform works with existing systems, does not require long and expensive implementation projects or redirection of already busy IT resources. The Software Platform is also useable for the Property Casualty Insurance market and provides a wide variety of capabilities in the Life and Health Insurance sectors.

The Company intends to incorporate the Software Platform into its current and future products, and will market those products directly and through distribution with value-added resellers and strategic partners.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities to be issued pursuant to the Updated Asset Purchase Agreement will not be registered under the Securities Act. These securities qualify for exemption under Section 4(a)(2) of the Securities Act since the issuance of the securities by the Company does not involve a public offering.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Document

10.1	Intellagents, LLC Asset Contribution Agreement, dated February 23, 2022*

10.2	Intellagents, LLC Asset Purchase Agreement Dated February 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2022	By:	/s/ Peter B. Ritz
Peter B. Ritz
Chief Executive and Financial Officer
Secretary
Chairman of the Board

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